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                                                             EXHIBIT 15


                     REPORT OF INDEPENDENT ACCOUNTANTS








To the Board of Directors of
Hills Stores Company

     We have reviewed the accompanying consolidated balance sheet of Hills Stores Company and Subsidiaries as of July 29, 1995 and the related consolidated statements of operations and cash flows for the thirteen and twenty-six week periods ended July 29, 1995 and July 30, 1994. These financial statements are the responsibility of the Company's management.

      We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

      Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

      We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of the Company as of January 28, 1995 and the related consolidated statements of operations, common shareholders' equity and cash flows for the year ended January 28, 1995 (not presented herein); and our report dated March 10, 1995 included an explanatory paragraph relating to the Company's emergence from Chapter 11 proceedings.


Boston, Massachusetts
August 15, 1995

                                      Coopers & Lybrand L.L.P.


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                                                                     EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

We are aware that our report dated August 15, 1995 on our review of interim financial information of Hills Stores Company and Subsidiaries for the period ended July 29, 1995 and included in the Company's Quarterly Report on Form 10-Q for the Quarter then ended is incorporated by reference in the registration statement of Hills Stores Company on Form S-8 (File No. 33-56321). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Boston, Massachusetts
August 15, 1995


                                      Coopers & Lybrand L.L.P.







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